EXHIBIT A

The name, citizenship, present principal occupation or employment and business address of each executive officer and director of CMBT is set forth below. If no business address is given, the executive officer’s or director’s address is De Gerlachekaai 20, 2000 Antwerp, Belgium.

Name	Principal Occupation and Employment	Citizenship
Marc Saverys	Director and Chairman of CMBT and CMB.	Belgium
Patrick De Brabandere	Director of CMBT and CMB.	Belgium
Julie De Nul	Director of CMBT. Chief Executive Officer and Director of Jan De Nul Dredging NV.	Belgium
Patrick Molis	Director of CMBT. Chairman of Compagnie Nationale de Navigation and director of Sabena Technics	France
Catharina Scheers	Director of CMBT. Chairwoman, owner and managing director of Fast Lines Belgium.	Belgium
Bjarte Bøe	Director of CMBT. Director of Eika Group.	Norway
Maxime Van Eecke	Chief Commercial Officer of CMBT and CMB. Director of CMB.	Belgium
Benoit Timmermans	Chief Strategy Officer of CMBT and Director of CMB.	Belgium
Alexander Saverys	Chief Executive Officer of CMBT and CMB. Director of CMB and Saverco.	Belgium
Ludovic Saverys	Chief Financial Officer of CMBT and CMB. Director of CMB and Saverco.	Belgium
Michael Saverys	Chief Chartering Officer of CMBT and Chartering Director of CMB. Director of CMB and Saverco.	Belgium

The name, citizenship, present principal occupation or employment and business address of each executive officer and director of CMB is set forth below. If no business address is given, the executive officer’s or director’s address is De Gerlachekaai 20, 2000 Antwerp, Belgium.

Name	Principal Occupation and Employment	Citizenship
Alexander Saverys	Chief Executive Officer of CMBT and CMB. Director of CMB and Saverco.	Belgium
Ludovic Saverys	Chief Financial Officer of CMBT and CMB. Director of CMB and Saverco.	Belgium
Michael Saverys	Chief Chartering Officer of CMBT and Chartering Director of CMB. Director of CMB and Saverco.	Belgium
Blackqsuare BV, permanently represented by Benoit Timmermans	Chief Strategy Officer CMBT and CMB. Director of CMB.	Belgium
Buchai NV, permanently represented by Marc Saverys	Director and Chairman of CMB and CMBT.	Belgium
Debemar BV, permanently represented by Patrick De Brabandere	Director of CMBT and CMB.	Belgium
Mavecom BV, permanently represented by Maxime Van Eecke	Chief Commercial Officer of CMBT and CMB. Director of CMB.
Jalcos NV, permanently represented by Ludwig Criel	Director of CMB and independent consultant.	Belgium

The name, citizenship, present principal occupation or employment and business address of each executive officer and director of Saverco is set forth below. If no business address is given, the executive officer’s or director’s address is De Gerlachekaai 20, 2000 Antwerp, Belgium.

Name	Principal Occupation and Employment	Citizenship
Alexander Saverys	Chief Executive Officer of CMBT and CMB. Director of CMB and Saverco.	Belgium
Ludovic Saverys	Chief Financial Officer of CMBT and CMB. Director of CMB and Saverco.	Belgium
Michael Saverys	Chief Chartering Officer of CMBT and Chartering Director of CMB. Director of CMB and Saverco.	Belgium